UNITES STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Commission File No. 333-115120

                                    FORM SB-2


                                 Amendment No. 1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            PERFECT HEALTH CARE CORP.
   --------------------------------------------------------------------------
           (Exact name of small business as specified in its charter)


              NEVADA                     7389                  86-0891931
--------------------------------    ---------------   --------------------------
(State or other jurisdiction of      Primary SIC             (IRS Employer
incorporation or organization)       Code Number            Identification No.)


                      4017 Colby Avenue, Everett, WA 98201

                                 (425) 258-4222

 ------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                      4017 Colby Avenue, Everett, WA 98201

                                 (425) 258-4222

 ------------------------------------------------------------------------------

          (Address and telephone number of principal place of business or intended principal place of business)



                                                    With copies to:
            Antoine Jarjour                       Amy L. Clayton, Esq.
            4017 Covby Ave.                1815 E. North Woodside Dr. Ste A
          Everett, WA  98201                   Salt Lake City, UT 84121
            (425) 258-4222                         (801) 944-3575
     -----------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


Approximate date of proposed             As soon a practical following
sale to the public:                      the effectiveness of this
                                         registration statement

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. |_| _______________________


If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________________


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|





                       CALCULATION OF THE REGISTRATION FEE


======================================================================================================================
           Title of each                 Amount of        Proposed maximum       Proposed maximum       Amount of
        class of securities             securities         offering price       aggregate offering   registration fee
         to be registered            to be registered         per unit1               price2
------------------------------------ ------------------ ---------------------- --------------------- -----------------
Common stock, $.001 par value            6,111,000              $0.25               $1,527,500           $179.79
----------------------------------------------------------------------------------------------------------------------


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.






                PART I - INFORMATION REQUIRED TO BE IN PROSPECTUS

  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.
  S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer of sale is not permitted.



                   SUBJECT TO COMPLETION, DATED MARCH ___, 2005



                                   PROSPECTUS

                            PERFECT HEALTH CARE CORP.


                        6,111,000 SHARES OF COMMON STOCK



                         Offering price $____ per share


     This prospectus relates to shares of common stock of Perfect Health Care Corp. that may be sold from time to time for the account of the selling security holders named in this prospectus. Perfect Health Care Corp. will not receive any proceeds from sales of the common stock by the selling security holders.


     There is currently no trading market for our common stock.


     Investing in shares of our common stock involves significant risks. YOU SHOULD READ THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.









                 The date of this prospectus is March ____, 2005

                                    CONTENTS


Prospectus Summary.......................................................
Risk Factors.............................................................
Use of Proceeds..........................................................
Determination of Offering Price..........................................
Dilution.................................................................
Selling Security Holders.................................................
Plan of Distribution.....................................................
Legal Proceedings........................................................
Directors, Executive Officers, Promoters and Control Persons.............
Security Ownership of Certain Beneficial Owners and Management...........
Description of Securities................................................
Disclosure of Commission Position on Indemnification.....................
Organization Within Last Five Years......................................
Interests of Named Experts and Counsel...................................
Description of Business..................................................
Description of Property..................................................
Management Discussion and Analysis.......................................
Certain Relationships and Related Transactions...........................
Market for Common Equity and Related Stockholder Matters.................
Executive Compensation...................................................
Changes in and Disagreements With Accountants
    on Accounting and Financial Disclosure...............................
Financial Statements.....................................................
Available Information....................................................
Forward-Looking Statements...............................................



     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

     No action is being taken in any jurisdiction outside the United States to permit the offer and sale of our common stock or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe the restrictions of that jurisdiction related to this offering and the distribution of this prospectus.

                               PROSPECTUS SUMMARY

     The following discussion highlights information about our company and the offering. It is only a summary and does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the "Risk Factors" section, prior to investing in our common stock. References in this prospectus to "PHCC" mean Perfect Health Care Corp., the issuer of the securities being offered.


     We are a company in the development stage with minimal revenues and assets, and have net losses since our inception. In their report on our financial statements for the year ended June 30, 2004 our independent auditors included cautionary language expressing substantial doubt about our ability to continue as a going concern


     Unless otherwise indicated in the text, wherever this prospectus refers to share amounts, or dollar amounts per share, those values have been adjusted, if necessary, to reflect a 20-for-1 stock split effective in March of 2000 and a 10-for-1 stock split in April of 2003.


                            Perfect Health Care Corp.

     We are a business services company headquartered in Everett, Washington. We create and market membership programs that entitle subscribers to receive pre-negotiated discounts off the cost of medical, dental, veterinary and ancillary services not covered by insurance. We were incorporated August 17, 1987 in Utah, and reincorporated in Nevada in a plan of reorganization that was effective April 9, 2003. (See "Description of Business beginning on page __.) We have been in the development stage since our inception, and have only recently begun to produce revenues from operations. We do not know when, if ever, we will become profitable.

         We file quarterly, annual and other reports with the United States Securities and Exchange Commission. These filings are public records and are available for your review. (See "Available Information" at the end of this prospectus.)

                                  The Offering



Common Stock Offered                     6,111,000 shares offered by the
                                         selling security holders

Common Stock Currently Issued            23,511,000 shares at February 1, 2005
and Outstanding

Issued and Outstanding Following         23,511,000 shares. All of the shares
the Offering                             being offered are alreadyoutstanding.


Use of Proceeds                          We will not receive any proceeds from
                                         sales by the selling shareholders.

Plan of Distribution                     The selling security holders may sell
                                         through brokers or in negotiated
                                         private transactions. We will not pay
                                         any brokerage or underwriting fees or
                                         commissions on sales by the selling
                                         security holders.

Risk Factors                             Investing in our stock involves a
                                         high degree of risk, including the
                                         risk of total loss of your
                                         investment. You should carefully
                                         consider each of the risk factors
                                         in the following section before
                                         purchasing our shares.


Our Officers' and                        Our officers and directors currently
Directors' Holdings                      hold common stock, or securities
                                         convertibleinto our common stock,
                                         totaling 27,434,000 shares, or about
                                         68.5 % of the total after conversion.


Trading Market There is currently no active trading market for our shares. We have applied to have our shares quoted on the Over-the-Counter Bulletin Board market of the National Association of Securities Dealers.

                          Summary Financial Information

     The tables and information below are derived from our unaudited financial statements for the six months ended December 31, 2004 and our audited financial statements for the year ended June 30, 2004. At December 31, 2004 we have working capital of


---------------------------------------------------------------------------------------------
                                                   December 31, 2004        June 30, 2004
FINANCIAL SUMMARY                                     (Unaudited)
----------------------------------------------- ------------------------ --------------------
Cash                                                 $        1,790       $       27,872

Total Assets                                                 44,415               92,665

Total Liabilities                                           652,419              502,624

Total Liabilities and Stockholders' Equity                 (607,904)            (409,959)
--------------------------------------------------------------------------------------------



-----------------------------------------------------------------------
                               Six months ended           Year ended
 OPERATING RESULTS             December 31, 2004        June 30, 2004
---------------------------- -------------------- ---------------------
Revenues                         $     29,432        $      71,115

Net loss for the period               (90,445)            (727,086)

Net loss per share                      (0.00)               (0.03)
-----------------------------------------------------------------------





Full Name, Address and Telephone Number of Company


Perfect Health Care Corp.
4017 Colby Avenue
Everett, WA  98201
(425) 258-4222

                                  RISK FACTORS

     An investment in our common stock is highly speculative and subject to a high degree of risk. You may lose money by investing in our common stock so only persons who can bear the risk of the loss of their investment should invest. You should carefully consider the following factors, as well as your own financial circumstances and risk tolerance, in deciding whether to invest in our stock.


WE MAY NOT BE ABLE TO CONTINUE IN BUSINESS. Our independent auditor's report for the year ended June 30, 2004 expresses substantial doubt about our ability to continue as a going concern. Unless we can achieve a rapid and substantial increase in sales, which is unlikely, or raise additional capital, we will have to discontinue operations which could result in a loss on your investment.



WE MAY NOT BE ABLE TO CREATE A MARKET FOR OUR PRODUCTS. Our performance depends on market acceptance of our products, which is unproven. We expect to derive substantially all of our revenues from the sales of our medical and pharmacy savings cards, none of which have yet demonstrated widespread market acceptance. If we cannot develop a market for our products, or if they develop more slowly than expected or are subject to very intense competition, we may not ever reach profitability and may fail, which would likely cause a loss on an investment in our stock.



YOUR INVESTMENT IN OUR COMMON STOCK MAY BE SUBJECT TO SUBSTANTIAL DILUTION. We will likely require additional capital to finance our growth. Although we believe our available capital to be sufficient for our initial product development and training programs, we expect to face substantial competition as we expand our marketing activities, and will likely need to raise additional capital for advertising, promotion, recruitment and training. If we raise funds by selling additional equity stock, the proportionate interests of existing shareholders will be diminished (i.e., "diluted").


BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE TO DEVOTE SUFFICIENT TIME TO OUR AFFAIRS. Our President, Mr. Antoine Jarjour, is an executive officer in a chain of retail stores and in a wholesale distribution business, and has other less demanding business interests. At present, he is required to devote only about 25 hours per week to our operations. Our Vice President, Mr. Richard Dagg, is an executive in a manufacturing and distribution company, and so devotes only 16-24 hours per week to our operations. The demands of these officers' other business interests may prevent them giving sufficient attention to our operations, and we may fail.

THERE MAY BE LIMITED OR NO LIQUIDITY IN OUR COMMON STOCK AND ITS PRICE MAY BE SUBJECT TO FLUCTUATION. There is currently no public trading market for our common stock. Although we intend to apply to have our stock quoted on the NASD's Over-the-Counter Bulletin Board quotation system (the "OTC-BB"), there is no guarantee we will be successful in doing so. Furthermore, listing on the OTC-BB does not assure that an adequate volume of trading will develop or that bids and offers will be available at favorable prices. Accordingly, it may be difficult or impossible to liquidate shares of our common stock at a price equal to or greater than the price paid.

OUR OPERATIONS MAY BE AFFECTED BY FUTURE CHANGES IN INSURANCE LAWS AND REGULATIONS. At present, our proposed products are not regulated as insurance products, and our marketing reps are not required to be licensed as insurance brokers. However, there is no assurance that state legislatures or the Congress will not in the future seek to bring our products and sales activities under the jurisdiction of insurance regulators. Should that occur, we may face material costs of compliance with the new laws and regulations, and if we cannot comply we may not be permitted to sell our products in certain jurisdictions.


OUR PRESIDENT MAY BE ABLE TO EXERCISE EFFECTIVE CONTROL OF THE COMPANY. Antoine Jarjour, our president and a member of our board of directors, holds preferred stock that is convertible into 16,000,000 shares of common stock, which if converted would represent approximately 53.1% of the shares then-outstanding. Accordingly, Mr. Jarjour may be able to influence more than 50% of the voting power of our stock. Such concentration of voting power may limit the ability of outside interests to effect a change of control of the Company that could be beneficial to the majority of shareholders.


INITIALLY, WE WILL BE DEPENDENT ON LIMITED MARKETING AVENUES FOR OUR PRODUCTS. Although we intend eventually to develop our own network marketing organization, initially we will depend for a significant portion of our sales on our relationship with Universal Insurance Services and its network marketing organization, as well as our website. There is no assurance that UIS' marketing reps will be successful in selling the expected quantities of our products, or that they will not at some point elect to sell competing products, or that they will not terminate their relationship with us. Should any of these events occur, our revenues could fall significantly below expectations, and we could incur substantial costs to develop alternative marketing avenues.


INITIALLY, WE WILL BE DEPENDENT ON A LIMITED NUMBER OF PROVIDER NETWORKS. It is likely that until such time as we achieve a subscriber base of a several thousand cardholders, or more, we will be dependant on maintaining a relationship with only a few PPOs (preferred provider organizations) for each category of services (i.e., medical, pharmacy, veterinary). If, for any reason, we should lose a provider relationship, and be unable to promptly replace it with a new one, we may no longer be able to offer certain benefits to new subscribers, which could have a negative impact on our sales.

                                 USE OF PROCEEDS

     We will not receive any proceeds from sales of the stock to which this prospectus relates.


                         DETERMINATION OF OFFERING PRICE


     The Company has been in the development stage since its inception and has only recently begun to realize revenues from operations. The selling shareholders arbitrarily determined the offering price at which they will initially offer their shares. Other shareholders may sell their shares at the offering price or at higher or lower prices. At the conclusion of the offering, all shareholders may sell their shares at prevailing market prices or at negotiated prices.



                                    DILUTION


     The shares that are the subject of this prospectus are being offered and sold by the selling security holders. No new shares are being issued, and so no dilution to existing shareholders will result from sales of these shares.



                            SELLING SECURITY HOLDERS

     We are paying the costs of registering the securities offered by this prospectus, including legal fees, SEC filing fees, and related expenses. We are not paying any costs of selling the shares that may be incurred by the selling shareholders, whether in the form of commissions, underwriting fees, or other transaction cost. The term "selling shareholders" or "selling security holders" includes the shareholders listed below and their respective transferees, assignees, pledges, donees or other successors who may acquire a beneficial interest in the shares.

     Except as indicated in the table, none of the selling shareholders is an executive officer, director, or beneficial owner of more than 10% of our common stock, or otherwise affiliated with us. Transactions in our stock by our affiliates are subject to the provisions of Section 16 of the Securities Act, which provides in part (with certain exceptions) that any profit realized by the purchase and sale, or the sale and purchase, of our stock within any period of less than six months must be forfeited to us (the "short-swing profit rule"). While Section 16 does not limit the ability of the persons to execute buy and sell transactions within a six month period, to the extent (if any) that the rule would apply to sales under this prospectus, those officers, directors and 10% shareholders may decline to sell any portion of the shares offered if such a sale would be disadvantageous under the short-swing profit rule.

     The selling shareholders may be deemed to be underwriters, and the selling officers, directors and affiliates of us will be underwriters, as that term is defined in Section 2(a)(11) of the Securities Act of 1933.


     The table below shows information regarding the selling shareholders, including:


     1. the number of shares owned by each selling shareholder prior to the offering;

     2. the total number of shares that are being offered by each selling shareholder;

     3. the total number of shares that will be owned by each selling security holder on completion of the offering; and

     4. the percentage of our outstanding common stock that will be owned by each selling shareholder upon completion of the offering if all of the offered shares are sold.

The entries under the columns "Shares Owned After Offering" and "% Owned After Offering" presume that each selling shareholder sells all of the shares offered. However, no selling shareholder is obligated to sell any minimum number of shares on this Offering.

                                                              Shares
                                                            Offered by      Shares Owned
                                       Shares Owned            this             After         % Owned After
    Name of Selling Shareholder       Before Offering       Prospectus         Offering          Offering
   ------------------------------    ----------------    ---------------    --------------   ---------------
   Barbra J. Arnesen                          40,000             40,000             0                 0
   Michael Barbieri                           60,000             60,000             0                 0
   I. Michael Bayyuk                          10,000             10,000             0                 0
   James Brady                                60,000             60,000             0                 0
   Charles D. Carofoli                       350,000            350,000             0                 0
   Curt C. Carofoli                          350,000            350,000             0                 0
   Louis Cataldo                              20,000             20,000             0                 0
   William Conboy                            100,000            100,000             0                 0
   David L. Cuthbert                         800,000            800,000             0                 0
   May Cuthbert                              800,000            800,000             0                 0
   Richard & Lorene Dagg                     200,000            200,000             0                 0
   Richard L. Dagg                           200,000            200,000             0                 0
   Guy Detrani                                60,000             60,000             0                 0
   Denise A. Dupuis                           20,000             20,000             0                 0
   Everett Fallon                            200,000            200,000             0                 0
   George Fotiades                            60,000             60,000             0                 0
   Ronald Frazier                             60,000             60,000             0                 0
   Dennis Furtado                             40,000             40,000             0                 0
   Pierre Gabriel                            100,000            100,000             0                 0
   James Gibbs                               200,000            200,000             0                 0
   Gerald Goulston                            60,000             60,000             0                 0
   Moira Holmes                               10,000             10,000             0                 0
   Ahmed Majeed                               20,000             20,000             0                 0
   Safa Majeed                                10,000             10,000             0                 0
   Katherine Manfredi                         40,000             40,000             0                 0
   Elizabeth Martin                           50,000             50,000             0                 0
   Kenneth Dale &                                                                   0                 0
   Dois L McCulley                            16,000             16,000
   Michael McCulley                          150,000            150,000             0                 0
   Antoine & Micheline Melki                  40,000             40,000             0                 0
   Cathy Pacquet                              20,000             20,000             0                 0
   Russell Rombold                           150,000            150,000             0                 0
   Jeffery Smith                              60,000             60,000             0                 0
   Gregory Tardanico                         100,000            100,000             0                 0
   Stanley Tavares                            60,000             60,000             0                 0
   Constance C. Tenney                     1,100,000          1,100,000             0                 0
   Hani Tobia                                 20,000             20,000             0                 0
   Jeffery Viella                             40,000             40,000             0                 0
   John Viscarella                            60,000             60,000             0                 0
   Salvatore Viscarella                       60,000             60,000             0                 0
   Wedbush Morgan Securities                 200,000            200,000             0                 0
   Bassam Yazigi                              15,000             15,000             0                 0
   Faten Yazigi-Latouf                       100,000            100,000             0                 0

                              PLAN OF DISTRIBUTION


     The shares that are offered by this prospectus are shares that we have already sold to the selling shareholders, or that the selling shareholders have acquired in private transactions. Selling shareholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions: (a) transactions in the over-the-counter market; (b) transactions on a national or regional exchange that lists our common stock; or (c) transactions negotiated privately between the selling shareholders and the purchasers. Our shares are not currently listed on any exchange or quotation system, although we have applied to have our shares quoted on the Over-the-counter Bulletin Board ("OTC-BB") upon the effectiveness of the registration statement we filed with the U.S. Securities and Exchange Commission and of which this prospectus is a part. Listing on an exchange or the OTC-BB does not ensure that an active market for the shares will develop.


     We have agreed to pay the legal, accounting, and miscellaneous costs of registering the common stock offered by the selling security holders, which we estimate to be about $11,205, most of which has already been paid. We will not, however, pay any brokerage commissions or underwriting discounts that the selling shareholders may incur in selling their shares. We know of no existing arrangements or agreements between any selling shareholder and any broker or underwriter, however the shareholders may, at their discrection, enter any such agreement either individually or as a group.


     The selling shareholders must comply with regulations relating to distributions of securities by selling shareholders, including Regulation M under the Securities Exchange Act of 1934, which prohibits selling stockholders from purchasing or offering to purchase shares during or in close proximity to the period during which they are selling the same class of shares.

     Some states may dictate that requirements relating to registration, exemption, or notification be met before the selling stockholders may sell their shares. In addition, some states may require that the shares be sold only through registered broker-dealers.


                                LEGAL PROCEEDINGS

     We know of no current or threatened legal proceedings involving us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


     The directors and executive officers of the Company are as shown below. Each director serves for a term of one year, or until his successor is elected and qualified. Executive officers are appointed by the board of directors for terms of one year, and serve at the pleasure of the board.




===============================================================================
    Name                     Age    Position                    Service Began
-------------------------- ------ --------------------------- -----------------

    Antoine Jarjour          47     President, CEO,             April 2003
                                    Acting CFO, Director

    Roula Jarjour            38     Secretary                   July 2003

    Charles Tardanico        64     Director                    April 2003

    Richard Dagg             56     Director                    April 2003

    Charles Carofoli         56     Director                    April 2003

    James W. Young           62     Chief Financial Officer,    June 2004
                                    Principal Accounting
                                    Officer
-------------------------------------------------------------------------------
    Note: The full board acts as both the audit committee and the compensation committee. The Company intends to seek at least one independent director to serve on the audit committee who qualifies as a "financial expert" pursuant to Section 407 of the Sarbanes-Oxley Act of 2002, and the implementing SEC rules, but has not as yet done so.
===============================================================================




     Antoine Jarjour, age 47, is President and a Director of the Company. He earned a B.A. Degree in Business Administration in 1977 and a Masters in Business Administration in 1982. Since 1989 Mr. Jarjour has served as President and CEO of Meray Corp., and its affiliate Seen on Screen, Inc., which together operate a chain of specialty retail stores in high-traffic malls across the U.S. selling a variety of household and gift products that have been featured in television advertisements known as "informercials." Mr. Jarjour currently devotes between 16 and 24 hours per week to the business of the Company.

     Roula Jarjour, age 38, is Secretary and the spouse of Antoine Jarjour. Ms. Jarjour holds a Bachelor of Arts degree in literature and has served as vice president and corporate secretary for Meray Corp. and Seen on Screen, Inc. since1989. Ms. Jarjour currently devotes about ten hours per week to the business of the Company.

     Charles Carofoli, age 56, was appointed independent director in April of 2003 to fill a vacancy on the Board until the next annual meeting of shareholders. Mr. Carofoli has extensive marketing and management experience, having served since 1989 as President and CEO of Mayflower Food and Spirits, a retail marketing complex including auto service and repair, grocery and liquor sales, and a full-line delicatessen.

     Charles W. Tardanico, age 64, was appointed independent director in April of 2003 to fill a vacancy on the Board until the next annual meeting of shareholders. Mr. Tardanico received a B.S. Degree from Fitchburg State College in 1971, and a Masters in Education from Suffolk University, Boston, in 1974. Since 1985 Mr. Tardanico has been the owner and general manager of East Bay Builders, Inc., a builder and remodeler of residential buildings on Cape Cod.


     Richard L. Dagg, age 56, was appointed independent director in April of 2003 to fill a vacancy on the Board until the next annual meeting of shareholders, and has served as our Vice president-National Sales during the same period. Mr. Dagg received a B.A. Degree from Washington State University in 1969. He has worked in Sales Management since 1978, including seven years as Vice President of Sales for Hunter Douglas and six years as National Vice President of Sales for Comfort-Tex Corp. From January 1998 to December 2001 Mr. Dagg served as Vice president of retail sales for Source Window Coverings, Maltby, Washington, Since April 1, 2003 he has been Regional Sales Manager (as Independent Agent) Abbey Window Covering, Richmond B.C. Canada. Mr. Dagg currently devotes between 8 and 16 hours per week to the business of PHCC.



     James W. Young, age 62, has worked in national sales and in accounting for the Company since April of 2003, and has served as Chief Financial Officer and Principal Accounting Officer since June 2004. Mr. Young has been an Enrolled Agent since May of 1986, and has operated his own accounting and tax firm for over 35 years in the greater Seattle area.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of February 1, 2005, the beneficial ownership of our common stock: (i) by each stockholder known by the Company to beneficially own more than 5% of the common stock (ii) by each director of the Company; (iii) by the Company's chief executive officer; and (iv) by all executive officers and directors of the Company as a group. Amounts presented give effect to the April 9, 2003 10-for-1 stock split and the March 2000 20-for-1 stock split. Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of common stock listed.



================================================================================
   Title                                                        Percent of
  of Class         Persons or Group           Shares Owned        Class
-------------- ---------------------------- ---------------- ---------------

Common         Antoine Jarjour                  21,254,0001        53.1%
Common         Richard Dagg                        450,0002         1.1%
Common         Charles Carafoli                  2,405,0003         6.0%
Common         Charles Tardanico                 3,250,0004         8.1%
Common         David L. Cuthbert                 2,000,0005         5.0%
Common         James W. Young                        85,000         0.2%
----------------------------------------------------------------------------
Common         Officers and Directors
               as a Group                        27,434,000         68.5%
----------------------------------------------------------------------------
(1) President and a director of the company. Ownership includes 16,000,000 shares issuable upon conversion of 1,600,000 shares of Series A Preferred stock, 800,000 shares held by Jarjour Group, Inc. a holding and investment company controlled by Mr. Jarjour, and 4,454,000 shares registered to Mr. Jarjour's immediate family members.
(2) Vice president and a director. Includes 50,000 shares issuable upon exercise of warrants.
(3) A director of the company. Includes 1,000,000 shares held by the director's spouse.
(4) A director of the company. Includes 1,200,000 shares held by the director's spouse.
(5) An investor not otherwise affiliated with us. Includes 800,000 shares held by the investor's spouse, and 200,000 shares issuable upon the conversion of a warrant exercisable at $.50 through August 29, 2005.
================================================================================



     We know of no existing arrangements which could, at a subsequent date, result in a change of control of the Company.

     The table below provides information, as of February 1, 2005, as to the number of outstanding shares of common stock subject to warrants held by directors and officers of the Company.


                    Warrants Outstanding - Directors/Officers
                             As Of February 1, 2005



================================================================================
 Expiration Date           Exercise Price             Number of Common Shares
----------------------- ---------------------------- ---------------------------

August 29, 2005                $0.50                          50,000
--------------------------------------------------------------------------------
                               Total                          50,000
================================================================================





                            DESCRIPTION OF SECURITIES


     The shares being offered are our $.001 par value common stock. Currently, our authorized capital consists of 200,000,000 shares of common stock, and 25,000,000 shares of undesignated preferred stock (also $.001 par value). As of the date of this prospectus, there were 23,511,000 shares of our common stock outstanding.


     Beneficial owners of our common stock are entitled to certain rights and privileges under Nevada law, our Articles of Incorporation and our Bylaws, as follows:

1. to cast one vote per share on all matters to be voted upon by the stockholders;

2. subject to preferences that may be applicable to any outstanding preferred stock, to share ratably in dividends, if any, when and if declared from time to time by the Board of Directors out of legally available funds; and

3. in the event of the liquidation, dissolution or winding up of PHCC, to receive a proportionate share of all assets remaining after payment of liabilities, except that distribution rights of preferred stock then outstanding, if any, will be paid first.

     The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.


Anti-takeover Effects of Provisions of Our By-Laws and of Nevada Law.

     PHCC By-laws. Our By-Laws provide that stockholders may call a special meeting of stockholders only upon a request of stockholders owning at least 25% of our voting capital stock. Further provisions require a vote of 70% of the shares eligible to vote in order to remove a director from office. These provisions of the By-Laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and discourage certain types of transactions that may involve an actual or threatened change of control. Such provisions could have the effect of discouraging others from making tender offers for the common stock and, as a consequence, may also inhibit fluctuations in the market price of the common stock that could result from actual or rumored takeover attempts.

     Nevada General Corporation Law ("NGCL"). The terms of Chapter 78 of the NGCL apply to the Company since it is a Nevada corporation. Under certain circumstances, the following selected provisions of the NGCL may delay or make more difficult acquisitions or changes of control of the Company. The Articles and By-laws do not exclude the Company from such provisions of the NGCL. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

     NRS 78.378 to 78.3793 limits the voting rights of a person who acquires a controlling interest in a Nevada corporation.

     NRS 78.411 to 78.444 limits certain business combinations with interested stockholders, unless the combination is approved by a majority of the corporation's directors prior to the interested stockholder acquiring his or her shares.

     NRS 78.200 empowers a corporation's board of directors to create and issue rights or options to purchase any class of the company's equity stock. Such an issuance may be used to prevent or discourage a change of control of the Company.

     NRS 78.138 permits the board of directors to determine whether a change in control or proposed business combination is in the best interests of the corporation, and to take action to continue the corporation's independence if it so chooses.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

     Our directors and officers are indemnified as permitted by the Nevada Revised Statutes and provided in our Articles of Incorporation and By-Laws. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against Securities Act liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL


     We retained Madsen and Associates CPAs, Inc. to audit our financial statements for the years ended June 30, 2004 and June 30, 2003. The firm does not possess any material interest in the company.


     Amy Clayton, Esq., has provided us with an opinion of counsel regarding the legality of the shares to be sold using this prospectus. Ms. Clayton holds no material interest in us.


                             DESCRIPTION OF BUSINESS

Company History


     Perfect Health Care Corp. was incorporated under the laws of the state of Nevada on March 3, 2003 with authorized common stock of 4,000,000 shares with a par value of $.01 per share. On April 3, 2003 the articles of incorporation were amended and restated increasing the authorized common stock to 200,000,000 shares with a par value of $0.001 per share. At the same time the Company authorized 25,000,000 shares of non-voting preferred stock with a par value of $.001 per share.



     On April 7, 2003 we entered into an agreement and plan of reorganization with Love Calendar, Inc. a "reporting issuer' under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the terms of the agreement, the reorganization has been accounted for as a "reverse merger acquisition" with the Perfect Health Care Corp. being the surviving entity. In connection with the transaction, the Company issued one share of common stock for each share of common stock of Love Calendar, Inc. The Company issued a total of 21,000,000 shares of stock for the outstanding shares of Love Calendar, Inc. The purpose and effect of the reorganization was to make Perfect Health Care Corp. a "reporting issuer" under the Exchange Act.

Industry Overview

     Perfect Health Care Corp. is engaging in a business that addresses the growing need in the U.S. for consumer access to "affordable" health care. In the past decade, the costs of providing even basic health services have escalated dramatically, to the point that adequate insurance is becoming increasingly beyond the means of employers to provide or of consumers to purchase. Twenty years ago, 85% of U.S. employers offered health benefits to their employees, while today the number is around 60%. Among companies with fewer than 200 employees, the number drops to around 30%.


     The United States Department of Commerce reports that more than 40,000,000 U.S. citizens are without any health insurance. Industry insiders say that the Department's numbers understate the problem, because they measure only those who are uninsured at a particular point in time, while the uninsured segment tends to be transient since most people rely on their employers to provide the coverage. In reality, an estimated 80,000,000 people in America went without insurance for some period in the last two years, and 24 million Americans were uninsured for the entire two-year period (source: AMNews, April 14, 2003; also, "Hidden Costs, Value Lost: Uninsurance in America," published June 2003 by the Committee on the Consequences of Uninsurance of the Institute of Medicine, based on studies funded by the Robert Wood Johnson Foundation)). Millions who do have health insurance are seeing their premiums increase, their coverages being reduced, or both. Escalating medical liability insurance premiums for physicians and other providers are ultimately passed through to the health services consumer. And brand-name prescription medication prices are increasing at double-digit rates. As a consequence of these and other factors, industry analysts, the media, and debates in Congress commonly refer to the situation in terms such as "the current healthcare crisis in America."

     One innovative response to the "crisis" has been the creation of membership medical discount plans, such as those we offer. These plans offer pre-negotiated discounts for their members, reducing by between 5% and 70% the costs of medical and pharmaceutical services and products for members purchasing without insurance reimbursement. The cost of membership is typically a fraction of the cost of coverage under a major medical, HMO ("health maintenance organization") or PPO ("preferred provider organization") coverage, and the eligible providers typically are the same as those of the HMO/PPO. Thus, while not insurance, the savings plan membership can make basic health services more affordable to patients for whom those services and products are not covered by insurance.



Products and Markets

The "National Healthcare Card(R)" Brand


     We market and support a variety of membership card products that are similar in nature but offer differing "bundles" of benefits, and may be targeted to different market "niches" such as employees, affinity groups, and geographic regions. (In this discussion we use the term "the Card" to refer to our products in the aggregate, unless the context requires otherwise.) The Card is designed to provide discounts on purchased products and services,, not replace, insurance and other options available to consumers to reduce their out-of-pocket costs for health care services and prescriptions. The Card is not an insurance product. There is no undertaking by us as the plan administrator to pay any portion of any fee for services or prescriptions purchased using the Card. Rather, the Card provides the consumer with access to networks of providers who are members of Preferred Provider Organizations (PPOs) or other provider associations and who have agreed in advance to honor the Card and accept previously-negotiated reductions in their fees from patients who pay cash for their services and prescription drugs. The cardholder simply presents his or her card to the participating provider at the time of the service to qualify for the discount. Our network currently includes more than 800,000 providers nationwide, whom cardholders are able to easily identify by location and practice area using either the toll free "800" number printed on the card, or our World Wide Web-based provider search engine.


     The Card programs permit subscribers to enjoy the benefit of the greater "buying power" typically available to members of large buying groups by participating in pre-negotiated discounts off standard fees. The provider benefits by receiving the patient referral at a predictable marketing cost (i.e., the amount of the discount), and by eliminating the lengthy delay typical of awaiting payment from an insurance company or HMO. The customer pays a monthly or annual membership fee for access to our provider networks and for extensive customer support services. The amount of the membership fee varies depending upon the package of benefits provided. The amount of the discount off the providers' regular fee schedules varies depending upon the type of service and perhaps other factors, but the discounts are genuine, ranging from about 10 percent to about 60 or in a few cases 70 percent.


     Although the Card is not insurance, and is not intended to take the place of insurance, we believe that millions of Americans can benefit from owning the Card whether or not they carry health insurance coverages, but especially if they do not. Net of the discounts, it is likely that cardholders will pay "out-of-pocket" more for specific drugs and services than with most HMO and insurance plans, especially plans provided by large employers. On the other hand, the minimum monthly cost of owning the Card is generally significantly less than monthly premiums on health insurance, and one membership fee covers the member's entire household, whereas insurance premiums normally increase as family members are added. These features make the Card especially attractive for families that only occasionally purchase drugs and medical services, and whose expected benefits would not justify the cost of insurance coverage. In some cases, it may be prudent for a family to increase deductibles and copayment amounts on their insurance in order to lower their monthly premium payments, then pay cash for routine low-cost services using the Card with its provided discounts.

     In general, we believe the Card to be potentially attractive and beneficial to health care consumers in the following categories:


     o    People with or without insurance coverage
     o    People with gaps in their insurance coverage.
     o People who have been turned down for insurance coverage of a procedure due to a pre-existing condition clause.
     o People who have been turned down for insurance because of age or infirmity.
     o People who have reached the yearly and/or lifetime benefit limits of their insurance policy.
     o People who choose alternative healthcare solutions that are often not covered by HMOs, PPOs, or other insurance.
     o    The self-employed.
     o Small business owners who want to provide their employees with a healthcare benefit.
     o Employees whose employers have terminated or curtailed employee health benefits.



     The Institute of Medicine of the National Academy of Sciences recently reported that the lack of insurance is associated with Americans getting too little care too late. (Source: "A shared Destiny: Effects of Uninsurance on Individuals, Families and Communities," National Academies Press, March 2003, based on studies funded by the Robert Wood Johnson Foundation.) according to the report, the uninsured are sicker, die younger, and receive less care for traumatic injuries than people with health insurance. We hope and expect that membership in our discount healthcare programs will encourage the uninsured and under-insured to seek appropriate care when needed. Even where no medical need arises, we hope and expect that cardholders will benefit from a level of comfort and security in the knowledge that if uninsured medical services should be needed, they may be had at substantial discounts.



     At present, our potential market is the continental United States, the geographic area covered by our provider networks. As a practical matter, geographic markets will initially be limited to those areas addressed from time to time by our own marketing efforts and those of UIS/Quixtar, which currently include the Pacific Northwest, the Southeastern and the Northeastern United States. (See "Marketing - Direct Sales" under this Item 1).

The National Healthcare Card Plus(R)

         Our flagship product is the National Healthcare Card Plus(R). Sold as a one-year renewable membership, the Plus card gives the member and his or her immediate family pre-negotiated discounts off the providers' regular prices for:

     o    Physicians - both primary care and specialists
     o    Hospitals and clinics
     o    Therapists
     o    Radiology services
     o    Laboratory services
     o    Dental care
     o    Vision care
     o    Pharmacy - both retail and mail order
     o Alternative healthcare - including yoga, acupuncture, massage, holistic, etc.
     o    Chiropractic
     o    24-hour nurse support

plus,

     o    Veterinary services and pet products, and
     o Prepaid legal services (for all legal matters, not just healthcare related)


Our network includes more than 800,000 providers nationwide. Most major metropolitan areas have very good provider coverage, comparable to large HMOs and PPOs; in certain regions, however, we have too few providers in certain categories to make the card useful for some consumers. We have an ongoing program of nominating new providers in all areas to become members of the provider network; in the meantime, in order to assist prospective cardmembers in making a purchase decision, we provide both on-line and toll-free provider search capabilities so that they can determine whether their providers of choice are members of our network. After enrollment, the member receives extensive customer support, including access to our 24-hour "Nurse on Call" help line system. This program allows cardmembers real-time access to licensed registered nurses to answer questions about a variety of personal health issues, including:


     o    Practical solutions for minor injuries and illnesses
     o How to prepare for the doctor visit and what questions to ask the doctor
     o    Suggestions for wellness practices
     o    Understanding the available healthcare choices
     o    Advice on prescription and over-the-counter medications
     o    Where to find more information about medical conditions
     o    Where to contact support groups for specific conditions

     Currently, there are four alternative versions of the National Healthcare Card(R) that offer varying mixes of benefits. These are:

     o    "Prescription Care"
     o    "Prescription Plus Care"
     o    "Primary Care"
     o    "Platinum Care"



Other Products

     In addition to the National Healthcare Card(R) products, we intend to develop and market a portfolio of similar products with features and benefits oriented toward certain "niche" markets. These markets may include geographic regions, employee groups, non-profit fraternal and other affinity groups, retail stores, medical specialty areas, and others. These card products would function in essentially the same manner as the National Healthcare Card, but would allow the group to have input on the bundle of benefits, eligibility, and pricing of the plans. In addition, these affinity group products could be either (a) "co-branded," meaning the product would be identified with both us and the group, or (b) "private labeled," that is, identified exclusively with the group but with PHCC providing the plan administration and customer support.

     Coincidentally, we intend to develop a marketing unit to specialize in these group cards, which we expect to sell on a wholesale basis through the managements of the various organizations. To date, we have not finalized the terms, benefits or prices of any of these products, nor have we received purchase commitments from any company or group.


Marketing


     We believe the National Healthcare Card(R) to provide an attractive package of benefits that should be competitive with other offerings in the medical discount industry. Accordingly, we are committed to investing a substantial portion of our resources, if and when they become available, in building a strong network of providers, and a customer service capability that we expect will ensure that most new subscribers have a satisfactory experience with their memberships and will want to continue beyond the initial subscription period. In the expectation of satisfactory rates of customer retention, we are offering features that should encourage new subscribers to try out our Card by reducing or eliminating their risk. These features include early cancellation privileges, refund guarantees, and "trial" periods of free or discounted membership.

     Although within the United States there are no geographic restrictions on the markets for our Card, per se, as a practical matter we lack the resources necessary to undertake a national marketing effort. Moreover, many of the more sparsely-populated areas of the country lack a sufficient number of providers who are members of our provider network to make the Card of practical use to consumers there. Accordingly, we currently focus our marketing efforts in the areas of Western Washington and Oregon states. UIS, however, may market our products through Quixtar anywhere in the U.S.


Direct Sales


     In July of 2003 we entered into an agreement with Universal Insurance Services ("UIS") whereby UIS will distribute, on a non-exclusive, best-efforts basis, the Card and derivative products through its sales agents and affiliated "independent business owners" ("IBOs"). We have agreed that UIS may, at its option, market products that may directly or indirectly compete against our products; nevertheless, we expect, although we cannot be certain, that UIS agents and IBOs will actively market our products as complements to their own offerings.

     Our agreement with UIS is for an initial two-year term, renewable for one-year terms, with either party having the right to cancel for good cause. The agreement obligates us to supply Card products, maintain an informational website with provider look-up capability, provide a telephonic or other means for cardholders to locate providers, and pay a fixed rate of commission of each card sold as agreed upon from time to time (UIS determines the rate paid to its sales rep). UIS is not guaranteeing us any minimum level of sales. We have the right to train the sales reps on our products and to approve all sales material and contracts prior to their use. UIS has already begun its sales activities on our behalf and is contributing a substantial portion of our initial sales volume. We previously filed a copy of the UIS agreement on EDGAR as Exhibit 10.1 to our Amended Annual Report on Form 10-KSB, filed November 15, 2004.


     We also intend eventually to develop our own direct marketing force to sell the Company's brand, although the details are not yet final. We will likely have to raise additional capital before we can establish an effective in-house sales force.

Web Marketing


     We are developing a sophisticated, interactive World Wide Web site to help market and support our National Healthcare Card(R) plans. Currently, visitors to the site can make inquiries, search our network for providers in their local areas, and even enroll online if they so choose. Eventually, password-protected areas of the website will permit providers to obtain news and information specific to their interests, and sales reps to access the training materials, schedules, and individual commission information.

     Naturally, in order for a website to be useful as a marketing tool, prospective customers must know about it and visit it. With millions of websites competing for the consumer's attention, driving traffic to a particular site can be challenging as well as expensive. We intend to enter relationships with various high-traffic Internet sites whereby we will purchase "pay-per-click" advertising space, meaning we are charged for the ad based on the number of actual referrals to our website, rather than the number of visual impressions. We also intend to hire employees or consultants with expertise in web marketing, although we have not engaged any such specialists as yet.

     The URL of our website is http://www.nhcplus.com.


Trade Shows and Industry Conventions

     In order to gain exposure for the our Card products, as well as to initiate contact with potential resellers and wholesale customers, we exhibit at various trade shows and industry conventions in related industries, such as insurance, pharmaceutical, and healthcare. While it is premature to quantitatively measure the effectiveness of these exposures, our early experience suggests that they will prove effective in the long term as an on-going source of business. These exposures are quite costly, however, and unless we can raise additional capital in the next 12 months we may have to curtail or suspend our attendance at them before they result in meaningful revenues.

Competition


     The 10-year-old market for non-insurance healthcare discount programs is becoming quite competitive. As a new entry into the business, we face significant challenges in achieving an initial market penetration and in sustaining a rate of growth sufficient to ensure our success. A number of competing firms already have established marketing organizations and customer support structures. Many have significantly greater financial resources and consumer recognition than we have.


     To effectively compete in the discount medical marketplace, at a minimum we will have to be able to:

     a) identify individuals and groups who are likely prospects for our products;

     b)   get our sales message in front of those prospects cost-effectively;

     c) establish and maintain relationships with providers and provider networks ("PPOs")

     d)   offer a competitive combination of benefits at competitive pricing;

     e) recruit and train sales reps to present our products accurately and compellingly; and

     f)   provide superior provider and customer support.

     The following are the companies we have identified as those likely to be our primary competitors for customers, providers, and sales reps:

         AmeriPlan  -  Texas
         Full Access Medical  -  Georgia
         Precis, Inc. (NASDAQ: PCIS)   -  Oklahoma
         U. S. Health Advisors  -  Texas
         Family Care  -  Georgia

In addition, a number of companies offer medical discount programs that are localized geographically, or specialized in certain service categories such as dental, chiropractic, or pharmacy only. Recently, several of the major drug manufacturers have begun, or announced plans to begin, offering prescription discount cards applicable to their own drug brands only.


     In competing effectively for sales, we believe the two most important features of medical discount programs to be the cost/benefit ratio of the plan, and the after-sale customer support. Because of the marketing cost of acquiring each new customer, it will be important that as many customers as possible have a satisfactory experience in realizing the various benefits from the Card so that they will renew their Card membership beyond the initial period. Accordingly, if and when financial resources become available to us, we intend to make investments in at least the following areas:

     a) researching our markets to keep abreast of trends in the demand for consumer-paid healthcare. Company employees monitor the following resources to keep us abreast on trends and demands: TV media, Internet news rooms, HR sites, searching the web for new developments on new cards that have entered the market, newspaper articles, and magazines like Business Week. NHC analyzes the data to see if we find a value for comparisons and statistics that we may not have had;

     b) training our sales reps to completely and accurately explain the benefits, limitations, and use of each Card product. Each sales rep that comes into our program receives a training package with access to an in house sales rep to answer further question, brochures, and business cards. For those reps who live within our office area we have an informational open house 4 to 5 times a month. This program is a hands on program and teaches how to look up information on our website, how to approach new providers and members;

     c) staffing and training a sophisticated customer-support center, from which both cardholders and providers can get prompt, courteous, and complete information about all aspects of our programs. We train personnel in how to present the information to non-members and members for the best out come for that individual person. Each Customer Service Representative ("CSR") has a handbook at his or her station so there is no guess work in what is said between the CSR and material that is sent to a member and what a CSR has said. Over the pass year we have added new networks with the added benefit of being able to use their CSR's to answer questions on providers and how there network works; and

     d) constantly seeking and negotiating new agreements with PPO's and providers. In the past year we have negotiated new agreements with new networks with better services that benefit our members. This includes networks that have more providers of all kinds with a higher percentage of savings for those services.

     The costs of the networks are paid out of the membership fees from our cardholders. The costs of research and training will vary and are difficult to predict. We estimate the cost of training sales reps at about $75,000 per year, and customer service reps at about $2,500 each. Our ability to continue to fund these activities and to continue in business will depend upon our success in acquiring additional funding.

Suppliers

     Our principle supplier is Alliance HealthCard, Inc., of Norcross, Georgia ("Alliance"). Under our agreement, which runs through June of 2006 and renews automatically unless either party terminates, Alliance guarantees our cardholders access to their network of over 800,000 providers nationwide, in varying combinations of specialties and at varying discounts from the scheduled prices for covered services. We bear all of the marketing and administration costs for the cards we sell.

     Although we have arrangements with secondary suppliers, Alliance currently supplies the provider commitments for almost all of our sales. Should we lose the Alliance arrangement for any reason we would expect to establish a primary relationship with one of our secondary suppliers. Should we be unable to replace the Alliance arrangement with a similar arrangement with another provider network, our business could be disrupted, as the provider agreement is necessary in order for us to be able to offer the discounts to our cardholders.



Regulation


     At present, the healthcare discount programs we offer are not subject to regulation as insurance policies, and our sales representatives need not be licensed as insurance brokers. We will not pay or guarantee payment for medical services, or in any way represent that our Card pays benefits like an insurance policy. However, there is no assurance that future legislative or regulatory enactments will not cause our proposed operations to become regulated. We cannot now predict the impact on our business of compliance with any new laws or regulations, but it is likely there would be a material effect in either increased cost of compliance, restrictions on our operations, or both.

     Most states have a pyramid marketing statute to restrict direct marketing activities of the sort commonly referred to as "pyramid schemes," in which the "downline" reps typically end up with garages full of inventory, while those at the top of the organizational pyramid reap commissions for signing up new reps rather than for sales of products. We intend to scrupulously avoid entering into any selling relationships of this type, and in fact we never charge advance fees from resellers or marketing reps, but we cannot be certain that state authorities will not from time to time challenge our sales structure, causing us to incur legal or other expenses.


     On April 14, 2003, regulations went into effect to establish patient privacy protections as part of the Heath Insurance Portability and Accountability Act of 1996 (HIPAA). HIPAA included provisions designed to encourage electronic transmission of patient information between and among providers, benefit plans, and health care clearinghouses. The new regulations, developed by the Department of Health and Human Services, represent a uniform federal floor of privacy protections for consumers.


     We believe our organization falls under the general HIPAA guidelines for Business Associates. Members of our senior management team are completing a comprehensive course which provides the following information:

     Overview of the Health Insurance Portability and Accountability Act of 1996 Technical and Physical Safeguards
     Privacy Notices
     Business Associates Written Agreements

We expect to have certain employees who deal with customer service department take a similar course. We plan to establish comprehensive policies and procedures to assure continuing compliance with the scope and regulations of HIPAA as changes occur. Adjustments to these policies and procedures with be made in a timely manner after any required changes become effective.

     Twenty-three states have "business opportunity" laws that prohibit sales of business opportunities unless the seller gives potential purchasers a pre-sale disclosure document that has been filed with a designated state agency. We believe that our reseller arrangements will not generally be classified as "business opportunities" as our agreements are made with pre-existing enterprises who are merely adding our products to an existing product mix. Further, we require no investment by firms entering re-seller relationships with us, nor do we require that they purchase sales materials or other items from us nor make any other form of advance payment.



     The Federal Trade Commission, as well as the securities regulators in states having a franchise law, may assert that our relationships with marketing representatives are subject to the registration, disclosure and reporting requirements applicable to franchises. Although we intend to structure our marketing relationships so as to avoid application of franchise laws, we may from time to time have to expend resources in refuting such franchise law claims, and if we are found to be in violation may have to pay civil penalties, be enjoined from doing business in the jurisdiction, or expend funds to bring our operations into compliance with those laws.

Employees

     We currently have four full time and 2 part time employees, in technical, customer service, and sales capacities. Over the next year we expect to add employees, but have not yet determined the numbers or capacities.

     We believe we have a good relationship with our employees. We have no union contracts or labor relations issues.

Facilities


     All of our operations are located in a 5,500 square foot office building located at 4017 Colby Avenue, Everett, Washington. The building is owned by our President, Antoine Jarjour, whom we pay $2,375 per month on a month-to-month agreement. Our Board, with Mr. Jarjour abstaining, made a determination that the payment amount is equivalent to or favorable for the company than we might obtain from an independent party, and that the arrangement serves the best interests of the Company. Mr. Jarjour is under no obligation to continue to provide the space for any period in the future.

Research and Development

     To date, we have not incurred expenses classified as "research and development."



Information for Security Holders

     As a "reporting issuer" under the Securities Exchange Act of 1934, as amended, we file periodic and special reports with the Securities and Exchange Commission ("SEC"), including:

     1. an Annual Report of Form 10-KSB, which includes an audited financial statement and detailed information about us and our activities;

     2. Quarterly Reports of Form 10-QSB, which consist of an unaudited interim financial statement and certain other information not disclosed in a previous report; and

     3. Current Reports on Form 8-K for certain specified events if and when they occur, such as a change of control of the Company or a change in our certifying accountants.

Also, if we solicit proxies for an annual or special meeting of shareholders, we will send a copy of the Definitive Proxy Statement we file with the SEC to each shareholder of record as of the record date of the meeting.

     All of these reports are public records and you can view them at the SEC's website at http://www.sec.gov, or by visiting the SEC's Public Reference Room at 450 5th Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

                             DESCRIPTION OF PROPERTY

     We do not own any real property. We have not yet adopted any policies regarding investment in real property, as we do not expect to make any real estate purchases in the foreseeable future.



            MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


     The following discussion and analysis should be read in conjunction with our audited financial statements for the fiscal year ended June 30, 2004, and our unaudited interim statements for the period ended December 31, 2004.



Overview

     Perfect Health Care Corp. (the "Company," "we," "us") was incorporated under the laws of the state of Nevada on March 3, 2003 with authorized common stock of 4,000,000 shares with a par value of $.01 per share. On April 3, 2003 the articles of incorporation were amended and restated increasing the authorized common stock to 200,000,000 shares with a par value of $0.001 per share. At the same time we authorized 25,000,000 shares of non-voting preferred stock with a par value of $.001 per share.



         On April 7, 2003 we entered into an agreement and plan of reorganization with Love Calendar, Inc. Under the agreement, the reorganization has been accounted for as a "reverse merger acquisition" with the Company being the surviving entity. In connection with the transaction, we issued one share of our common stock in exchange for each outstanding share of common stock of Love Calendar, Inc., such that the shareholders of Love Calendar became the shareholders of us in the same proportions as their Love Calendar ownership. The effect of the transaction was that we became a "reporting issuer" subject to the reporting requirements of the Exchange Act of 1934. We issued a total of 21,000,000 shares of stock for the Love Calendar, Inc. shares and there was no other consideration given or received in the transaction.




Introduction

         We are engaged in the marketing and administration of membership programs that entitle our members (also called "cardholders") to receive discounted rates on medical and related products and services when they purchase for cash without the aid of insurance. Our principal product is the Primary Care Card which, for a fee of $49 per month, permits the cardholder to obtain discounts ranging from 5% to nearly 70% off the regular pricing schedules when they purchase services from providers who are members of our provider networks. Services can include primary care, medical specialists, radiology, physical therapy, hospitalization, pharmaceutical, prostheses, vision care, chiropractic, alternative medicine treatments, medical evacuation, patient advocacy, and others. Other Card products, offered at lesser prices, provide discounts on varying combinations of services with varying rates of discounts.



         To date, our greatest challenge has been establishing a market for our products. Since inception, we have focused our limited resources largely on negotiating the provider agreements needed to package what we think are exceptional products, but we have yet to demonstrate any meaningful degree of market acceptance for those products. Ongoing discussions with insurance industry executives have indicated that our Card products may be successfully "bundled" with conventional insurance products, however we have yet to consummate such a marketing partnership. Our contract with UIS (see "Item 1 - Description of Business", above) has yielded some encouraging sales results marketing the Card as a stand-alone product. And representatives of various established marketing and sales representative organizations encountered at trade shows have resulted in some re-seller agreements, but none as yet have had significant success in marketing our Card products. Our own sales efforts based on local television and print advertising have yielded some sales, but we currently lack the resources to exploit these successes.



Results Of Operations For Fiscal Year Ended June 30, 2004 vs. 2003

         Since our inception, we have funded our activities primarily by issuing stock and borrowing. Although we will continue periodically to seek external sources of funds, there can be no assurance that we will be able to raise sufficient capital to fund our operations. If we do raise equity capital, depending on the number of shares issued and the issue price of the shares, current shareholders' interests may be diluted.



         During the fiscal year ended June 30, 2004, our first full fiscal year of operation, we raised $29,000 from sales of equity stock, and received $190,000 in advances from officers and directors. The stock sales were sales of our $.001 par value common stock made without registration under the Securities Act of 1933 (the "Act"), pursuant to a private placement under Regulation D of the Act.



         We had revenues of $71,115 for the year, plus $58,043 in deferred revenues for prepaid annual memberships (see "Revenue Recognition Policy" following). These amounts are versus $26,892 and $74,975, respectively, for the partial fiscal year from our inception on March 3, 2003 through June 30, 2003.

         Expenses in the period were $765,091 vs. $329,971. Expenses included $83,450 of accrued compensation to executive officers and key personnel, which we expect to settle by issuing common stock. Other significant expense categories were:



                                             2004            2003
                                        ------------     ------------
         Advertising Costs              $   177,637      $    38,993
         Rent                           $    42,500      $     9,500
         Lease Expense                  $    38,396      $    21,902
         Payroll Expense                $   274,178      $   139,536
         Professional Fees              $    81,389      $    57,397
         Telephone                      $    33,928      $    15,337
         Office                         $    45,904      $    11,378
         Other                          $    75,932      $    35,928



     The Company's consolidated financial statements were prepared on a going concern basis, which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business. Our independent auditors included in their report for the period ended June 30, 2004 cautionary language indicating substantial doubt as to the company's ability to continue as a going concern. The ability to continue as a going concern is dependent on our ability to generate profitable operations in the future, to maintain adequate financing, and to achieve a positive cash flow. There is no assurance we will be able to meet all or any of such goals.


Results of Operations for the Six Months Ended December 31, 2004


     For the quarter ended December 30, 2004 we had revenues of $10,040 versus $13,460 for the same period in 2003. Expenses for the period were $93,685 vs. $263,278, which included accrued executive compensation of $13,500 and $27,250, respectively. For the six month period, revenues were $29,432 vs. $46,557, and expenses were $205,060 vs. $514,694. The reductions in both revenues and expenses are attributable to a scaling back of our administrative staff and direct marketing activities somewhat because of the insufficiency of our capital resources, while we focus on establishing and further developing reseller arrangements with established marketing organizations.


Revenue Recognition Policy


     Currently, all of our Card products are sold as renewable annual memberships, for which we receive either monthly payments or a discounted payment in advance for the entire term. Where we receive monthly payments, we recognize revenue each month as we receive the payments. In the case of pre-paid memberships, we defer both the revenue and the cost, recognizing them pro-rata over the succeeding periods for the period of the membership.

Liquidity and Capital Resources


     At December 31, 2004 we had cash and cash equivalents of $1,790. We subsequently received a loan from a shareholder of $ 15,000, which we expect will support our operations for approximately 2 months into the year. Certain directors and executive officers have advanced funds to us to help meet our monthly expenses and continue our marketing efforts, however they are not obligated to do so in the future. It is likely that we will need to raise additional capital to sustain our administrative and marketing expenditures before we achieve significant revenues from operations. We expect revenues from our UIS/Quixtar remarketing agreement to continue to increase, although not to a level sufficient to cover our expenses for the foreseeable future.


     We have no lines of credit or other sources of cash, and expect to find it necessary to raise additional capital during the next twelve months, probably through a private sale of our common stock.


Going Concern


     We have incurred substantial operating and net losses, as well as negative operating cash flow, since our inception. Accordingly, we continued to have significant stockholder deficits and working capital deficits during the year ended June 30, 2004. In recognition of these trends, our independent registered accountants, Madsen and Associates CPAs, Inc., included cautionary statements in their report on our financial statements for the year ended June 30, 2004 that expressed "substantial doubt" regarding our ability to continue as a going concern.



     We are attempting to address the going concern issue, but are not certain we will be successful. We think it is highly unlikely that increases in revenues will be sufficient to provide for our cash flow needs over the next twelve months. Accordingly, we are in negotiations with various individuals and groups, one or more of whom may be willing to make an investment in us, either through a purchase of equity stock, loans, or some combination of the two. However, we have not reached definitive agreements with any of these individuals or groups. If we are unsuccessful in obtaining financing, we may have to discontinue operations.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Lease


         We lease office space on a month-to-month basis from our President, Mr. Antoine Jarjour, for $2,375 per month. The board of directors, with Mr. Jarjour abstaining, approved the transaction after making a determination that the terms of the rental arrangement were equivalent to or more favorable than the company could obtain from an independent party. During the fiscal year ended June 30, 2004 we accrued $28,500 of rent payable to the officer.


Equity Stock for Services


     We issued 1,600,000 shares of preferred stock to our President in exchange services in connection with the planning and organization of our medical discount plan business, valued at $25,000. Beginning on the anniversary of its issuance, i.e., August 31, 2004, the stock began to pay a dividend in the amount of $.0075 per share, payable quarterly in arrears. Our board of directors, with Mr. Jarjour abstaining, made a determination that the issuance was reasonable and in the best interests of the company.



Loans from Director

     In June, 2004 we borrowed various amounts from four of our officers and directors as indicated in the following table. We filed the Promissory Notes evidencing the debts as exhibits to our Annual Report on Form 10-KSB for the year ended June 30, 2004, and those exhibits are incorporated by reference into the registration statement of which this prospectus is a part.




======================================================================================================
                            Relationship        Principal Amount     Interest
         Name                to Company             of Note            Rate      Earliest Due Date
--------------------- ----------------------- -------------------- ------------ ----------------------
Charles Tardanico             Director                $35,000          4%          Dec. 31, 2005

James Young                   Officer                    $723          4%          Dec. 31, 2005

Richard Dagg                  Officer                    $304          4%          Dec. 31, 2005

Charles Carafoli              Director               $130,358          4%          Dec. 31, 2005

Antoine Jarjour          Officer / Director           $72,193          4%          Dec. 31, 2005
======================================================================================================



Operating Leases

     We rent computer equipment, copiers, and a phone system on a month-to-month basis from an otherwise non-affiliated private company controlled by our president, Antoine Jarjour. We are not obligated for fulfillment of the lease terms, and we have no rights to continued possession or eventual ownership of the equipment. During the period from our inception on March 3, 2003 to June 30, 2003 we paid a total of $37,984 on these leases and during our fiscal year ended June 30, 2004 we paid $55,374. Prior to our entering into the arrangement, our board of directors, with Mr. Jarjour declaring his interest and abstaining from the vote, made a determination that the payment amount was fair and that the transaction was in the best interests of the Company.

     As of February 1, 2004 we had relinquished the equipment and are no longer obligated to make payments on the leases.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market


     Our authorized capital consists of 200,000,000 shares of $.001 par value common stock, and 25,000,000 shares of undesignated preferred stock. As of February 1, 2005 we had 23,511,000 shares of common stock issued and outstanding, of which 11,184,000, or 47.6%, were held by our affiliates. Taking into account securities convertible into our common stock, affiliates would hold 68.5%.

     544,000 shares of our common stock have been reserved for the possible exercise of warrants, and 5,000,000 shares have been reserved for possible issue under our 2003 stock benefit plan. 16,000,000 shares have been reserved for the possible conversion of 1,600,000 shares of Series A Convertible Preferred Stock currently outstanding.


     There is currently no trading market for our shares, so purchasers of our common stock may find it difficult or impossible to dispose of them. We are in the process of applying to the National Association of Securities Dealers ("NASD") to have our shares quoted on the Over-the-Counter Bulletin Board ("OTC-BB") electronic quotation system, but we cannot assure you when, if ever, an active trading market in our shares will develop.


     Upon the effectiveness of the registration statement of which this prospectus is a part, 6,111,000 shares of our common stock will become eligible for resale. However, we believe that approximately 21,000,000 shares of our common stock may already be eligible for resale under Rule 144(k) of the Securities Act of 1933. Should a trading market in our stock develop, and should a significant number of these eligible shares be offered for sale, our stock price would likely fall.

Holders of Our Common Stock


     As of February 1, 2005 there were 64 holders of record of our common stock. That number does not include stockholders for whom shares were held in nominee or street name.


Transfer Agent

     The Transfer Agent and Registrar for our common stock is Holladay Stock Transfer of Scottsdale, Arizona.

Preferred Stock


     As of February 1, 2005 there were 1,600,000 shares of $.001 par value preferred stock outstanding, designated as "Series A." All of the outstanding shares were issued to our President, Antoine Jarjour, in exchange for services to the company relating to the development and implementation of our business plan and organization. Each share is convertible into 10 shares of our common stock, and have no voting rights unless converted. The shares pay a quarterly dividend equal to $.0075 per year per share, beginning one year following their issue and continuing until conversion, are not callable by the company, or redeemable by the holder. Our board of directors has sole power to designate classes and series of preferred stock.

Derivitive Securities

     As of February 1, 2005 we had outstanding warrants to purchase 544,000 shares of our common stock at $0.50, of which warrants to purchase 50,000 shares were held by a executive officer. The warrants expire August 29, 2005.


Dividend Policy

     Holders of our common stock are entitled to receive such dividends as our board of directors may declare from time to time from any surplus that we may have. However, we have not paid any cash dividends since our inception, and it is unlikely that we will pay cash dividends on the common stock in the foreseeable future.




                             EXECUTIVE COMPENSATION


Summary Compensation Table

     The table below lists each type of compensation received since our inception by each executive officer whose compensation was reportable under this item, We did not pay salaries or other compensation to directors. During the year ended June 30, 2003 we issued 54,000 shares of our restricted common stock to our President in settlement of $10,800 accrued salary, and during our most recent fiscal year we accrued $54,000 of salary which we expect to settle by issuance of stock as well. Our board of directors expects to adopt a modest non-cash compensation plan for executive officers in lieu of salaries or other cash compensation.



============================================================================================================================
                                                                           Long Term Compensation
                                                                  ------------------------------------------
                                 Annual Compensation                         Awards               Payouts
                      ------------------------------------------- ------------------------------ -----------
        (a)            (b)      (c)       (d)          (e)            (f)             (g)           (h)           (i)
                                                                   Restricted     Securities
                                                  Other Annual       Stock        Underlying        LTIP       All Other
                              Salary     Bonus    Compensation       Awards      Options/SARs     Payouts     Compensation
 Name and Principle   Year      ($)       ($)          ($)            ($)             (#)           ($)           ($)
      Position
--------------------- ------ ---------- -------- ---------------- ------------- ---------------- ----------- ---------------

                      2004   $54,0001     $0           $0               $0             -             $0            $0
Antoine Jarjour
President/CEO         ------ ---------- -------- ---------------- ------------- ---------------- ----------- ---------------
    Director
                      2003   $10,8002     $0           $0            $25,6003          -             $0            $0
----------------------------------------------------------------------------------------------------------------------------
(1)      Accrued but not yet paid.
(2)      Settled by issuance of 54,000 shares of common stock in July, 2003.
(3)      1,600,000 shares of Series A Preferred Stock issued in consideration of services to the company.
============================================================================================================================



     No funds were set aside or accrued by the Company during fiscal year 2004 or 2003 to provide pension, retirement or similar benefits for directors or executive officers. We reimburse directors for out-of-pocket expenses in connection with their official duties. We have not yet adopted a policy for compensating directors, but may do so in the future.


Employee Stock Benefit Plan


     On July 1, 2003, we adopted our 2003 Stock, Option and Restricted Stock Benefit Plan. On July 21, 2003, we filed a registration statement on Form S-8 to register 5,000,000 shares of our $.001 par value common stock for possible issuance under the plan. The plan permits the company to issue both incentive stock options and non-qualified stock options, as well as direct awards of either registered or restricted stock. The full board serves as the administration committee and determines eligibility and awards. The following table lists shares issued under the plan during the fiscal year ended June 30, 2004:




                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURES


     On April 9, 2004 the board of directors appointed the firm of Madsen and Associates CPAs, Inc. to be the company's certifying accountants for the fiscal year ending June 30, 2004.


     For the fiscal years ended June 30, 2003 and 2002 the financial statements were audited by Randy R. Simpson, CPA, P.C. On April 9, 2004 Randy R. Simpson, CPA, P.C. resigned, stating that the firm was not yet registered with the Public Companies Accounting Oversight Board ("PCAOB") and therefore not qualified to issue us an audit opinion for the fiscal year ended June 30, 2004.

     The reports of Randy R. Simpson, CPA, P.C. for the fiscal years ended June 30, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion.

     During the fiscal years ended June 30, 2003 and 2002, and subsequent interim periods through the date of their resignation, there were no disagreements between us and Randy R. Simpson, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved, would have caused the auditors to include in their report a reference to the subject matter of such disagreement.

     On April 16, 2004 we filed with the U.S. Securities & Exchange Commission ("SEC") a Current Report on Form 8-K setting forth the facts related above regarding the circumstances of the change of auditing firms. Randy R. Simpson, CPA, P.C. provided a letter to the SEC stating that they agreed with the statements we made. That letter is attached as Exhibit 16 to the Current Report.



                              FINANCIAL STATEMENTS

Financial Statements for the Fiscal Year Ended June 30, 2003.

                         Madsen & Associates, CPA's Inc.
                               Ted A. Madsen, CPA
                               684 E. Vine St. #3
                               Murray, Utah 84107
                          801-268-2632 fax 801-262-3978

Board of Directors and Stockholders
Perfect Health Care Corp.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Perfect Health Care as of June 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period ending June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perfect Health Care Corp. as of June 30, 2004 and the results of its operations and cash flows for the period ending June 30, 2004 in conformity with accounting principles generally accepted in the United States.

As discussed in note 6 to the financial statements, the Company has restated its financial statements to correct errors in accounting for operating leases of the Company, the reorganization with Love Calendar, Inc., and the recognition of expenses in the proper period.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The company has incurred a significant operating loss since inception and will need additional working capital to fund its operations which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in note 7 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Madsen & Associates CPA's, Inc.
Salt Lake City, Utah
September 15, 2004

                            PERFECT HEALTH CARE CORP.
                                  Balance Sheet

                                  June 30, 2004

          Assets                                                                          (Restated)
                                                                      June 30, 2004     June 30, 2003
                                                                     ---------------   ----------------
Current Assets

      Cash and cash equivalents                                      $       27,872    $       246,516
      Accounts receivable, net of allowance for doubtful accounts            41,343             54,069
      Prepaid expenses                                                        1,440              7,676
                                                                     ---------------   ----------------
                              Total Current Assets                           70,655            308,261


Property and Equipment

      Office furniture and equipment                                         13,729             11,309
      Vehicles                                                                6,064              6,064
      Leasehold improvements                                                  7,703              1,588
      Less - accumulated depreciation                                        (5,486)              (713)
                                                                     ---------------   ----------------
                                       Net Property and Equipment            22,010             18,248

                                       Total Assets                  $       92,665    $       326,509
                                                                     ===============   ================

          Liabilities and Stockholders' Equity (Deficit)

Current Liabilities

      Accounts payable and accrued liabilities                               87,553             18,407
      Deferred revenue                                                       58,043             74,975
      Accrued compensation                                                   83,450             65,800
      Advances by stockholders and directors                                273,578             10,000
                                                                     ---------------   ----------------
                                        Total Current Liabilities    $      502,624    $       169,182

Stockholders' Equity (Deficit)

      Preferred stock
          $.001 par value; 25,000,000 shares authorized,
          1,600,000 shares issued and outstanding                             1,600              1,600
      Common Stock
          $.001 par value; 200,000,00 shares authorized, 23,511,000
          and 23,066,000 shares issued and outstanding at
          June 30, 2004 and 2003, respectively                               23,511             23,066
      Additional Paid-in Capital                                            611,189            516,834
      Less stock subscriptions receivable                                    (7,500)           (72,500)
      Retained earnings (deficit                                         (1,038,759)          (311,673)
                                                                     ---------------   ----------------
           Total Liabilities and Stockholders' Equity (Deficit)            (409,959)           157,327
                                                                     ---------------   ----------------
                           Total Stockholders' Equity (Deficit)      $       92,665    $       326,509
                                                                     ===============   ================


                 See accompanying notes to financial statements

                            PERFECT HEALTH CARE CORP.
                             Statement of Operations

                       Years Ended June 30, 2004 and 2003



                                                                                           Restated
                                                                  June 30, 2004         June 30, 2003
                                                                -------------------   ------------------

Revenue from Card Sales                                          $         71,115      $       26,892
Cost of Card Sales                                                         28,337               8,594
                                                                -------------------   ------------------
Gross Profit                                                               42,778              18,298

Expenses
      Selling, general and administrative expense                         765,091             329,258
      Depreciation                                                          4,773                 713
                                                                -------------------   ------------------

                                            Total Expenses                769,864             329,971

                                                  Net Loss       $       (727,086)     $     (311,673)
                                                                ===================   ==================
Net Loss per Common Share                                        $          (0.03)     $        (0.01)
                                                                ===================   ==================
Weighted Average Common Shares Outstanding                             23,415,917          21,688,667
                                                                ===================   ==================




                 See accompanying notes to financial statements

                            PERFECT HEALTH CARE CORP.
                             Statement of Cash Flows

                       Years ended June 30, 2004 and 2003

                                                                                   Restated           Restated
                                                                                 June 30, 2004     June 30, 2003
                                                                               ------------------ -------------------

Operating Activities
 Net Loss                                                                       $    (727,086)    $       (311,673)

    Adjustments to reconcile net loss to cash used by operating activities:
        Depreciation                                                                    4,773                  713
        Provision for bad debts                                                         2,960                2,689
        Preferred stock issued for services rendered                                        -               25,000
        Changes in operating assets and liabilities
            Increase (decrease) in accounts receivable                                  9,766              (56,758)
            Increase (decrease) in prepaid expenses                                     6,236               (7,676)
            Increase (decrease) in accounts payable & accrued liabilities              69,146               18,407
            Increase (decrease) in accrued compensation                                83,450               65,800
            Increase (decrease) in advance by stockholders/directors                   73,578                    -
            Increase decrease) in deferred revenue                                    (16,932)              74,975
                                                                               ------------------ -------------------
                                        Cash used by Operating Activities            (494,109)            (188,523)

Investing Activities
 Purchase of property and equipment                                                    (8,535)             (18,961)
                                                                               ------------------ -------------------
                                        Net cash from Investing Activities             (8,535)             (18,961)

Cash Flows from Financing Activities
    Proceeds from sales of common stock                                                29,000              444,000
    Payments of stock subscriptions, net                                               65,000
    Advances by stockholders/directors                                                190,000               10,000
                                                                               ------------------ -------------------
                   Net cash from Financing Activities                                 284,000              454,000
                                                                               ------------------ -------------------
Net increase (decrease) in cash                                                      (218,644)             246,516

                                                                                      246,516

Cash at beginning of period                                                                 -                   -
                                                                               ------------------ -------------------

Cash at end of period                                                           $      27,872      $       246,516
                                                                               ================== ===================


Cash paid for income taxes                                                      $           -      $             -
                                                                               =====================================
Cash paid for interest                                                          $           -      $             -
                                                                               =====================================

Non cash flows from operating activites
    Issuance of 329,000 common shares for accrued compensation                  $      65,800
                                                                               ==================


                 See accompanying notes to financial statements

                            PERFECT HEALTH CARE CORP.
                   Statement of Changes in Shareholders Equity
                       Years Ended June 30, 2004 and 2003


                                                                                    (Restated)
                                                            ---------------------------------------------------------
                                                                   Preferred Stock            Common Stock
                                                                Shares       Amount        Shares         Amount
                                                            -------------  ----------  -------------  -------------
Balance March 3, 2003
     Elimination of Perfect Health Care Corp.
       private company stock                                                                           $         -

     Recapitalization of Perfect Health Care Corp.
       with public company common stock @ .001 per share                                 21,000,000         21,000

     Proceeds from private placement
       net of stock subscriptions receivable                                              2,066,000          2,066

     Issuance of preferred stock for services rendered         1,600,000       1,600

     Net loss for the period ended June 30, 2003                       -           -              -              -
                                                            -------------  ----------  -------------  -------------
Balance, June 30, 2003                                         1,600,000    $  1,600     23,066,000    $    23,066
                                                            =============  ==========  =============  =============


Cash received for stock subscriptions

     Common stock issued for accrued compensation
       at $.20 per share in July 2003                                                       329,000            329

     Common stock issued for cash at $.10 per share                                         116,000            116
       in February 2004

Net loss for year ended June 30, 2004

                                                            -------------  ----------  -------------  -------------
Balance, June 30, 2004                                         1,600,000    $  1,600     23,511,000    $    23,511
                                                            =============  ==========  =============  =============


(continued)

                                                                                   (Restated)
                                                            -------------------------------------------------------------
                                                                                Stock         Retained
                                                                Paid-in     Subscriptions     Earnings
                                                                Capital       Receivable      (Deficit)         Total
                                                            -------------  --------------  ---------------  -------------
Balance March 3, 2003
     Elimination of Perfect Health Care Corp.
       private company stock                                  $        -

     Recapitalization of Perfect Health Care Corp.
       with public company common stock @ .001 per share         (21,000)        -                -               -

     Proceeds from private placement
       net of stock subscriptions receivable                     514,434     $   (72,500)                    $   444,000

     Issuance of preferred stock for services rendered            23,400                                          25,000

     Net loss for the period ended June 30, 2003                       -                    $    (311,673)      (311,673)

                                                            -------------  --------------  ---------------  -------------
Balance, June 30, 2003                                        $  516,834     $   (72,500)   $    (311,673)   $   157,327
                                                            =============  ==============  ===============  =============

Cash received for stock subscriptions                                             65,000                          65,000

     Common stock issued for accrued compensation
       at $.20 per share in July 2003                             65,471                                          65,800

     Common stock issued for cash at $.10 per share               28,884                                          29,000
       in February 2004


Net loss for year ended June 30, 2004                                                            (727,086)      (727,086)
                                                            -------------  --------------  ---------------  -------------
Balance, June 30, 2004                                        $  611,189     $    (7,500)   $  (1,038,759)   $  (409,959)
                                                            =============  ==============  ===============  =============




                 See accompanying notes to financial statements

                            Perfect Health Care Corp.
                          Notes to Financial Statements
                             June 30, 2004 and 2003

     1.   Organization and Summary of Significant Accounting Policies

Organization and Nature of Operations

Perfect Health Care Corp. (the Company) was incorporated under the laws of the state of Nevada on March 3, 2003 with authorized common stock of 4,000,000 shares with a par value of $.01 per share. On April 3, 2003 the articles of incorporation were amended and restated increasing the authorized common stock to 200,000,000 shares with a par value of $0.001 per share. At the same time the Company authorized 25,000,000 shares of non-voting preferred stock with a par value of $.001 per share.

The Company is engaged in the selling of "cards" to the general public which ultimately reduce the out of pocket costs for health care costs and prescription drugs. On April 7, 2003 the Company entered into an agreement and plan of reorganization with Love Calendar, Inc. Pursuant to the terms of the agreement, the reorganization has been accounted for as a "reverse merger acquisition" with the Company being the surviving entity. In connection with the transaction, the Company issued one share of common stock for each share of common stock of Love Calendar, Inc. The Company issued a total of 21,000,000 shares of stock for the outstanding shares of Love Calendar, Inc.

Accounting Methods

The Company recognizes income and expense on the accrual method of accounting.

Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Revenue Recognition

The Company sells the Card either through annual contracts with customer payment due at the time the contract is executed or on a month-to-month basis with payment due each month. Revenue from the sale of annual contracts is deferred and recognized on a straight line basis over the contractual term. Revenue related to month-to-month agreements is recognized as payments are received from the customers. Customers have the right to a refund of only their unamortized portion of the annual contract. Month-to-month agreements have no refund rights.

Expense Recognition


All costs associated with the fulfillment of the obligations to the customers under the terms of their annual or month-to-month contracts are expensed as incurred.


Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash on deposit or cash investments purchased with original maturities of three months or less.

Accounts Receivable

The accounts receivable amount at June 30, 2004 and 2003 are detailed below:

                                                    2004           2003
                                                ------------   ------------
        Accounts receivable                     $    46,992    $    56,758
        Less: Allowance for
          doubtful accounts                         (5,649)         (2,689)
                                               -------------   ------------
                Accounts receivable, net            41,343          54,069


A provision for bad debt in the amount of $2,960 and $2,689 has been charged to operations for the period ended June 30, 2004 and June 30, 2003, respectively.

Property and Equipment

Depreciation is charged to operations, using the straight-line method, over the estimated useful lives of the related assets as follows:

          Office furniture & Equipment     3-5 years
          Vehicles                           5 years
          Leasehold improvements             3 years

Maintenance, repairs and minor renewals are charged to operations as incurred. Additions and betterments are capitalized. When assets are disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations

Deferred Revenue


Revenue from the sale of annual contracts is deferred and recognized on a straight line basis over the contractual term.


Stock Subscriptions Receivable

Stock subscriptions receivable consists of amounts owed at June 30, 2003 by subscribers to the Company's private placement of its common stock.

Dividend Policy

The Company has not yet adopted a policy regarding the payment of dividends.

Advertising and Market Development

The Company expenses advertising and market development costs as incurred.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On June 30, 2004 and 2003, the Company had a net operating losses available for carry forward of $727,086 and $311,673, respectively. The tax benefit of this loss carryforward has been fully offset by a valuation reserve because the use to the tax benefit is undeterminable since there is no reasonable method to determine the usage of this carryforward in the future. The loss carryforward will start to expire in 2023.

Earnings (Loss) per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if the number of common shares rights unless the shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk.

Fair Value of Financial Instruments

The recorded amounts of cash, cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued liabilities and deferred revenue approximate fair value because of the short-term maturity of these items.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

2.   Reorganization with Love Calendar, Inc.

On April 7, 2003 the Company issued 21,000,000 common shares to acquire all of the issued and outstanding common shares of Love Calendar, Inc. Love Calendar, Inc. was incorporated under the laws of the state of Utah on August 17, 1987 and had been considered a "development stage company" with no significant operations since inception.

The acquisition of Love Calendar, Inc. has been accounted for as a "reverse merger acquisition" or a recapitalization of Perfect Health Care Corp. At the time of the acquisition Love Calendar, Inc. had no assets or liabilities and had no operations in the previous fiscal year.


3.   Capital Stock

The Company's capital stock consists of the following:

Preferred stock - par value $.001, authorized 25,000,000 shares; 1,600,000 shares issued and outstanding at June 30, 2004 and 2003. The preferred stock is non-voting, non-cumulative and does not carry a stated dividend rate.

Common stock - par value $.001, authorized 200,000,000 shares; 23,511,000 shares and 23,066,000 shares issued and outstanding at June 30, 2004 and 2003, respectively.

Private Placement


In June 2003 the Company completed a private placement of its common stock in which it realized $516,500 through the sale of 2,036,000 shares of common stock at $.25 per share. Subscribers also received a warrant to purchase one share of common stock with each four shares purchased in the private placement. The exercise price of each warrant is $.50 per share and all warrants expire, if not exercised, on August 29, 2005. In February of 2004, the Company completed a private placement of 155,000 shares at $0.25 per share for total proceeds of $31,250, also accompanied by one warrant for each four shares purchased. At June 30, 2003 there were 509,000 warrants outstanding, and at June 30, 2004 there were 547,750 warrants outstanding. The fair market value of these outstanding warrants is not material and therefore, none of the proceeds from the sale of common shares has been allocated to the outstanding warrants. At June 30, 2004 and 2003, $7,500 and $72,500 related to the private placement had not been collected and is shown as stock subscriptions receivable in the accompanying financial statements.


Preferred Stock


On April 9, 2003 the Company issued 1,600,000 shares of its preferred stock to its president in connection with consulting services he provided during the Company's formation and start-up. The preferred stock was valued at approximately $.016 per share based upon the fair value of the services provided.

4.   Related Party Transactions

Office Rents


The Company rents office space from the president on a month-to-month basis for $2,375 per month. During the period ended June 30, 2004 the Company accrued rent payable to the president of $28,500. During the period ended June 30, 2003, $4,750 was paid to the President for the office rental.


Advance by Director

A director advanced $10,000 to the Company to assist with start up costs. This advance is non-interest bearing and due on demand. The Company intends on repaying this advance to the director.

Operating Leases


The Company leases computer equipment, copies, and a phone system on a month-to-month basis from an otherwise unaffiliated company controlled by the Company's current President. During the fiscal year ended June 30, 2004 the Company paid a total of $55,374 on the leases.



5.   Accrued Compensation

The Company had accrued compensation of $65,800 to officers and key employees of the Company in 2003. The Company accrued compensation of $83,450 to officers and key employees during the year ended June 30, 2004. This accrued compensation is to be paid to the officers and key employees by common stock of the Company. In July of 2003 this amount was paid to the officers and key employees by the issuance of common stock.

6.   Restatement of Financial Statements

The Company made errors in the accounting treatment of certain transactions on their previous financial statements.

As stated in Note 2 -Reorganization with the Love Calendar, Inc., the Company acquired Love Calendar, Inc. in April 7, 2003 in a "reverse merger acquisition". A reverse merger acquisition is accounted for as a merger and recapitalization of the Company. Originally, this transaction was accounted for as a purchase. Goodwill was recognized on the purchase and subsequently tested for impairment and was charged to operations for the period ended June 30, 2003. The financial statements have been restated to correctly report this transaction as a reverse merger acquisition where no goodwill is recognized and the acquisition has been treated as a recapitalization of the Company.

Operating Leases


As stated in note 4 - Related Party Transactions, the Company leases computer equipment, copiers, and a phone system from an otherwise unaffiliated company controlled by the Company's current President. These lease obligations were considered to be capitalized lease obligations of the non-affiliated company. The non-affiliated company has defaulted on these lease obligations. Perfect Health Care, Corp. has been making lease payments of a reduced amount on a month-to-month basis while it uses some of this equipment. The Company is not obligated to make payments under the terms and conditions of the leases. The Company is not entitled to any ownership of these assets if and when the lease obligations are fulfilled.


Accrued Compensation and Prepaid Expenses

As stated in Note 5 - Accrued Compensation, the Company has accrued compensation expense to officers and key employees in the amount of $65,800 at June 30, 2003. This amount is to be repaid to the individuals by the issuance of common stock of the Company. The Company repaid these amounts to the officers and key employees in July of 2003 by issuing 329,000 shares of common stock valued at $.25 per share. Originally the Company had reported the compensation expense in July of 2003 when the stock was issued. The financial statements have been restated to report this compensation expense in the period ended June 30, 2003.


Advertising and Market Development Costs

The Company incurs advertising and market development costs in the operation of its business. Originally these costs were being reported as prepaid expenses and amortized over a twelve month period. The financial statements have been restated to charge these expenses to operations for the period ended June 30, 2003.

The effects of these corrections on the net income (loss) and earnings (loss) per share are noted below:

                                                   Originally
                                                    Reported         Restated
                                                  -----------      ------------

Revenue for card sales                              $ 26,892          $ 26,892

Cost of card sales                                     8,594             8,594

Gross Profit                                          18,298            18,298

Expenses
  Selling, general & administrative                   244,899          329,258
  Interest expense, net                                 3,666                0
  Depreciation                                         11,176              716
                                                   -----------     ------------
         Total expense                                259,741          329,971
                                                   -----------     ------------
Net (loss)                                           (241,443)        (311,673)
                                                   ===========     ============
Net (loss) per common share                             (0.01)           (0.01)
                                                   ===========     ============
Weighted Average - common stock outstanding        21,688,667       21,688,867

7.   Going Concern

The Company's financial statements have been prepared on a going concern basis. The Company has incurred a significant operating loss since inception which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital or increasing revenues to cover operational costs. Management has developed a plan to decrease operating costs, increase revenues, obtain short-term loans and equity financing that will enable the Company to continue as a going concern.





Financial Statements for the Six Month Period Ended December 31, 2004.


The following financial statements for the six months ended December 31, 2004 were prepared by our management and have not been independently audited.

                            PERFECT HEALTH CARE CORP.
                                  Balance Sheet
                                   (Unaudited)

           Assets
                                                        December 31,     June 30,
                                                            2004           2004
                                                        --------------------------
Current Assets

      Cash and cash equivalents                              $ 1,790     $ 27,872
      Accounts receivable, net of allowance
           for doubtful accounts                              20,116       41,343
      Prepaid expenses                                           999        1,440
                                                        -------------  -----------
                            Total Current Assets              22,905       70,655


Property and Equipment

      Office furniture and equipment                          14,229       13,729
      Vehicles                                                 6,064        6,064
      Leasehold improvements                                   8,611        7,703
      Less - accumulated depreciation                         (7,294)      (5,486)
                                                        -------------  -----------
                      Net Property and Equipment              21,610       22,010

           Total Assets                                     $ 44,515     $ 92,665
                                                        =============  ===========

      Liabilities and Stockholders' Equity (Deficit)

Current Liabilities

      Accounts payable and accrued liabilities             $ 127,780     $ 87,553
      Deferred revenue                                        41,466       58,043
      Accrued compensation                                   110,450       83,450
      Advances by stockholders and directors                 372,723      273,578
                                                        -------------  -----------
                       Total Current Liabilities             652,419      502,624

Stockholders' Equity (Deficit)

      Preferred stock
           $.001 par value; 25,000,000
              shares authorized, 1,600,000
              shares issued and outstanding                    1,600        1,600
      Common Stock
           $.001 par value; 200,000,00
              shares authorized, 23,511,000 and
              23,066,000 shares issued and outstanding
              at June 30, 2004 and 2003, respectively         23,511       23,511
      Additional Paid-in Capital                             611,189      611,189
      Less stock subscriptions receivable                     (7,500)      (7,500)
      Retained earnings (deficit)                         (1,236,704)  (1,038,759)
                                                        -------------  -----------
Total Liabilities and Stockholders' Equity (Deficit)        (607,904)    (409,959)
                                                        -------------  -----------
                Total Stockholders' Equity (Deficit)        $ 44,515     $ 92,665
                                                        =============  ===========


              See accompanying notes to the financial statements.

                            PERFECT HEALTH CARE CORP.
                            Statements of Operations
                                   (Unaudited)


                                                  Three months      Three months     Six months     Six months
                                                      ended             ended           ended         ended
                                                  Dec 31, 2004      Dec 31, 2003    Dec 31, 2004   Dec 31, 2003
                                               ----------------- ----------------  -------------- ---------------

Revenue from Card Sales                                $ 10,040         $ 13,460        $ 29,432        $ 46,557

Cost of Card Sales                                        6,800           15,262          22,317          26,529
                                               ----------------- ---------------- --------------- ---------------

Gross Profit                                              3,240           (1,802)          7,115          20,028

Expenses
   Selling, general and administrative expense           92,781          262,148         203,252         512,434
   Depreciation                                             904            1,130           1,808           2,260
                                               ----------------- ---------------- --------------- ---------------

                                Total Expenses           93,685          263,278         205,060         514,694

                                      Net Loss        $ (90,445)      $ (265,080)     $ (197,945)     $ (494,666)
                                               ================= ================ =============== ===============


Net Loss per Common Share                               $ (0.00)         $ (0.01)        $ (0.01)        $ (0.02)
                                               ================= ================ =============== ===============

Weighted Average Common Shares Outstanding           23,511,000       23,312,749      23,511,000      23,340,167
                                               ================= ================ =============== ===============



              See accompanying notes to the financial statements.

                            PERFECT HEALTH CARE CORP.
                            Statements of Cash Flows
                                   (Unaudited)




                                                           Three months      Three months     Six months     Six months
                                                               ended             ended           ended         ended
                                                           Dec 31, 2004      Dec 31, 2003    Dec 31, 2004   Dec 31, 2003
                                                        ----------------- ----------------  -------------- ---------------
Operating Activities
    Net Loss                                                   $ (90,445)      $ (265,080)      $ (197,945)    $ (494,666)
      Adjustments to reconcile net loss to cash used
         by operating activities:
         Depreciation                                                904            1,130            1,808          2,260
         Provision for bad debts                                       -                -                -              -
         Preferred stock issued for services rendered                  -                -                -              -
         Changes in operating assets and liabilities
           (Increase) decrease in accounts receivable             14,848           (7,758)          21,227           (504)
           (Increase) decrease in prepaid expenses                     -              920              441          4,456
           Increase (decrease) in accounts payable
              & accrued liabilities                               14,520          105,760           40,227        104,444
           Increase (decrease) in accrued compensation            13,500           29,265           27,000         56,875
           Increase (decrease) in advance by
              stockholders/directors                                   -            8,470           (6,855)        17,061
           Increase (decrease) in deferred revenue                     -            5,568          (16,577)        (8,747)
                                                          ---------------   --------------   --------------  -------------
                       Cash used by Operating Activities         (46,673)        (121,725)        (130,674)      (318,821)

Investing Activities
    Purchase of property and equipment                              (500)               -           (1,408)        (2,062)
                                                          ---------------   --------------   --------------  -------------

                      Net cash from Investing Activities            (500)               -           (1,408)        (2,062)

Cash Flows from Financing Activities
      Proceeds from sales of common stock                              -                -                -              -
      Payments of stock subscriptions, net                             -                -                -         65,000
      Advances by stockholders/directors                          33,000           10,000          106,000         10,000
                                                          ---------------   --------------   --------------  -------------

                      Net cash from Financing Activities          33,000           10,000          106,000         75,000
                                                          ---------------   --------------   --------------  -------------

Net increase (decrease) in cash                                  (14,173)        (111,725)         (26,082)      (245,883)

Cash at beginning of period                                       15,963          112,358           27,872        246,516
                                                          ---------------   --------------   --------------  -------------

Cash at end of period                                            $ 1,790            $ 633          $ 1,790          $ 633
                                                          ===============   ==============   ==============  =============


Cash paid for income taxes                                           $ -              $ -              $ -            $ -
                                                          ===============   ==============   ==============  =============

Cash paid for interest                                               $ -              $ -              $ -            $ -
                                                          ===============   ==============   ==============  =============


              See accompanying notes to the financial statements.

                           FORWARD-LOOKING STATEMENTS

         In order to help you understand our business, we have at times used forward-looking statements in this prospectus. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, the ability of our products to gain market acceptance, stability of the regulatory environment, our ability to establish and sustain beneficial relationships with sales reps and provider organizations, and others. Some of these forward-looking statements can be identified by the use of forward-looking terminology including "believes," "expects," "may," "should," or "anticipates," or their negative forms, or other variations on them, or by their proximity to discussions of strategies that involve risks and uncertainties. When reading these forward-looking statements, you should recognize that they:

     o    discuss our future expectations, which may or may not come to pass;

     o imply projections of our future operating results or financial condition that could vary;

     o    state other forward-looking information.

     We think discussing our future expectations can be valuable to you; however, you should consider the prospect of events occurring in the future over which we have no control, and the possibility of conditions arising that we could not accurately predict.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 covering the shares of our common stock offered by this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving Perfect Health Care Corp., and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

     You may inspect the registration statement and exhibits and schedules filed with the SEC at its principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the SEC via the Internet. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy statements and information regarding companies that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.



            Until ______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24 - Indemnification of Directors and Officers.

     Our Articles of Incorporation contain provisions that limit the liability of directors in certain instances. As permitted by the Nevada General Corporation Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors. Such limitation does not affect liability for any breach of a director's duty to us or our stockholders that involve (i) intentional misconduct, fraud or a knowing violation of law or
(ii) for the payment of dividends in violation of Nevada Revised Statutes
78.300.


Item 25 - Other Expenses of Issuance and Distribution

     The following table sets forth the approximate amount of expenses we incurred in connection with this offering. Underwriting fees or discounts, commissions, or other costs of transacting sales of the shares will be borne by the selling shareholders.

           SEC registration fee                             $         705
           Printing                                                 1,500
           Legal fees and expenses                                  7,500
           Other contingent costs                                   1,500
                                                                ----------
                                Total                       $



Item 26 - Recent Sales of Unregistered Securities


     The following securities were sold by officers of the Company without the use of an underwriter. In effecting the sales, we relied on the exemption authority provided by Section 4(2) of the Securities Act of 1933, as amended, relating to sales not involving any public offering, and on Rule 505 of Regulation D. We believe that all such sales were made by our executive officers in private, negotiated transactions without any advertising, public announcements or general solicitation. The purchasers of the shares represented themselves in writing to be, and the company believes them to be, members of one or more of the following classes:


     a.   Officers, directors, promoters or control persons of the issuer; or

     b. Individuals or entities who are accredited investors as defined in Rule 501 of Regulation D under the Securities Act of 1933; or

     c.   Individuals who:

          i.   Are knowledgeable and sophisticated in investment matters;

          ii. Are able to assess the risks of an investment such as in our securities;

          iii. Are financially able to bear the risk of a loss of their entire investment; and

          iv. Have access to pertinent information regarding the issuer and its operations.


The Company filed Form D and Schedule D with the U.S. Securities and Exchange Commission with respect to shares issued to investors in the private placement transaction between April and June of 2003. As to the April 9 reorganization transaction, the shares were issued in pro rata share to all existing shareholders of Love Calendar, Inc. for the sole purposes of redomiciling the corporation to Nevada and giving the company the status of "reporting issuer" under the Exchange Act of 1934. The shares carried rights and privileges substantially identical to those of the Love Calendar shares. All of the shares are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear a legend to that effect. Except for the Preferred shares, these shares are included in this registration statement.




=========================================================================================================
      Date               Class                           Amount         Price(US$)     # of Purchasers
------------------- --------------------------------- -------------- ---------------- -------------------
3/3/2003            $.001 par value Series A            1,600,000(1)   $0.016/share          1
                    Preferred Stock

4/9/2003            $.001 par value Common Stock        21,000,000              (2)         47

4/14 - 6/30/2003    $.001 par value Common Stock         2,036,000      $0.25/share          9
                    Common Stock Purchase Warrant          509,000         $0.00(3)          9

7/22/2003           $.001 par value Common Stock            30,000      $0.25/share          1
                    Common Stock Purchase Warrant            7,500         $0.00(3)

2/21/04             $.001 par value Common Stock           125,000      $0.25/share          2
                    Common Stock Purchase Warrant           31,250         $0.00(3)
---------------------------------------------------------------------------------------------------------
(1)   Issued to the president of the company in exchange for business planning and organizational services valued at $0.016 per share in connection with the company's membership discount medical plan business.
(2)   Issued to Love Calendar shareholders in the reorganization.
(3)   One warrant was issued with each four common shares subscribed.
=========================================================================================================

In addition, the following securities were issued pursuant to our Stock Benefit Plan and were fully vested on the issue date:

===============================================================================
    Date                Class                         Amount       Issued to:
---------------- --------------------------------- ----------- ----------------
July 22, 2003    $.001 par value Common Stock         200,000       Officer
July 22, 2003    $.001 par value Common Stock          75,000       Employee
July 23, 2003    $.001 par value Common Stock          54,000       Officer
===============================================================================


Employee Stock Benefit Plan

On July 1, 2003, we adopted our 2003 Stock, Option and Restricted Stock Benefit Plan. On July 21, 2003, we filed a registration statement on Form S-8 to register 5,000,000 shares of our $.001 par value common stock for possible issuance under the plan. The plan permits the company to issue both incentive stock options and non-qualified stock options, as well as direct awards of either registered or restricted stock. The full board serves as the administration committee and determines eligibility and awards. No shares or options were issued under the plan during the fiscal year ended June 30, 2003. The foregoing table lists shares issued under the plan as of the date of this registration statement.


Item 27 - Exhibits

     The following exhibits are filed with this registration statement:

      Exhibit No.                  Description
    ------------------    -----------------------------------------------------

          2.1             Plan of Reorganization
          3.1             Articles of Incorporation
          3.2             Bylaws
          5.1             Opinion re: Legality
         23.1             Madsen and Associates CPA's, Inc.
         23.2             Consent of Amy Clayton (included in Exhibit 5.1)
    ------------------ -- -----------------------------------------------------
     (1) Previously filed with the company's first amended Form 8-K for April 10, 2003, filed on EDGAR June 6, 2003 and incorporated herein by reference.
     (2) Previously filed with the company's Form 8-K12G3 filed on EDGAR April 10, 2003 and incorporated herein by reference.
     (3) Previously filed with the company's first amended Form 8-K for April 9, 2004 filed on EDGAR April 30, 2004 and incorporated herein by reference.

Item 28 - Undertakings

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

          Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


     In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             PERFECT HEALTH CARE CORP.


Dated:  March 30, 2005                   /s/ Antoine Jarjour
                                             -----------------------------------
                                             President, Chief Executive Officer,
                                             Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Antoine Jarjour and Amy L. Clayton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ Antoine Jarjour             President, Chief Executive      March 30, 2005
---------------------------     Officer, Director



/s/ Roula Jarjour               Secretary                       March 30, 2005
---------------------------



/s/James W. Young               Chief Financial Officer,        March 30, 2005
---------------------------     Principal Accounting Officer




/s/ Charles Carafoli            Director                        March 30, 2005
---------------------------


/s/ Charles Tardanico           Director                        March 30, 2005
---------------------------



/s/ Richard Dagg                Vice President,                March 30, 2005
---------------------------     Marketing and Sales,
                                Director